SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 7, 1998



                           Digital Data Networks, Inc.
             (Exact name of registrant as specified in its charter)


--------------------------------- -------------------------- ===================
           Washington                       0-27704              91-1426372
(State or other jurisdiction of    (Commission File Number)  (IRS Employer
         incorporation)                                      Identification No.)
--------------------------------- -------------------------- ===================



                3102 Maple Avenue, Suite 230, Dallas, Texas 75201
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (214) 969-7200


                                       N/A
          (Former name or former address, if changed since last report)




                               Page 1 of 6 Pages

Item 5.  Other Events.

         On October 7, 1998, Digital Data Networks, Inc. ("Digital Data") entered into a definitive Agreement and Plan of Merger (the "Agreement") with Internet Sports Network, Inc. ("ISN"), pursuant to which ISN will merge (the "Merger") with and into Digital Data, with Digital Data being the surviving corporation. Under the Agreement, Digital Data will effect, prior to closing, a 1:1.627 reverse stock split, while ISN stockholders will exchange one share of ISN common stock for one share of Digital Data common stock. Following the completion of the Merger, the stockholders of ISN will own approximately 86% of the issued and outstanding stock of Digital Data, and the stockholders and option holders of Digital Data will own approximately 14% of the issued and outstanding stock, in each case on a fully-diluted basis, excluding Digital Data's publicly-traded warrants.

         Following the completion of the Merger, the Board of Directors of the surviving corporation (which will be re-named Internet Sports Network, Inc.) will consist of five individuals, four of whom will be nominees of ISN and one of whom will be a nominee of Digital Data.

         The consummation of the transactions contemplated by the Agreement is subject to several material conditions including, among others, the approval of the Merger by the stockholders of Digital Data and ISN, the registration of the shares issuable in the Merger, the completion of a $1,200,000 private offering by ISN, the completion of a $250,000 investment by Digital Data in ISN, the requirement that Digital Data have a minimum amount of cash or cash equivalents at closing, and the absence of adverse changes to the businesses of Digital Data and ISN. Although there can be no assurance that the Merger will be completed, the parties expect, subject to the satisfaction of all conditions, to consummate the Merger on or before January 31, 1999. A press release describing the merger is attached hereto as Exhibit 99.1 and incorporated by reference herein.

         This Current Report on Form 8-K contains forward-looking statements which are based on Digital Data's expectations and are subject to a number of risks and uncertainties, certain of which are beyond Digital Data's control. These statements include information regarding ISN's operations and prospects and the completion of the Merger. Actual results could vary materially from expected results due to a variety of factors, including but not limited to, the general performance of ISN and Internet sports entertainment generally, and other factors applicable to Digital Data and its business referred to in the Securities and Exchange Commission filings of Digital Data. You should read carefully Digital Data's Annual Report on Form 10-KSB for the year ended December 31, 1997 and its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.

              99.1       Press release, dated October 8, 1998.



                               Page 2 of 6 Pages

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        DIGITAL DATA NETWORKS, INC.


                                        By: /s/ Donald B. Scott
                                            ------------------------------------
                                            Donald B. Scott
                                            Chairman of the Board and President


Date: October 9, 1998



                               Page 3 of 6 Pages

                                INDEX TO EXHIBITS


Exhibit No.                Description
-----------                -----------

99.1                       Press release, dated October 8, 1998.





                               Page 4 of 6 Pages

                               Page 6 of 6 Pages